Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 15, 2007 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in Stewart Enterprises, Inc.’s Annual Report on Form 10-K for the year ended October 31, 2006.
PricewaterhouseCoopers LLP
New Orleans, Louisiana
May 15, 2007